Exhibit 10.3

SUPPORT AGREEMENT
(SERIES B PREFERRED SHARES)

This Support Agreement (this “Agreement”) is dated as of May 3, 2023, between Creek Road Miners, Inc., a Delaware corporation, (the “Company”), and the Holder identified on Schedule A (including its successors and assigns, the “Holder”).

WHEREAS, in March 2021, the Company and Leviston Resources LLC (“Leviston”) entered into a Securities Purchase Agreement dated March 29, 2021 (the “SPA”) pursuant to which the Company issued to Leviston shares of Series B Preferred Stock (the “Series B Preferred”) and 10,000 warrants to purchase shares of Series B Preferred;

WHEREAS, pursuant to an Assignment of Warrants made between Leviston and the Holder as of September 9, 2022, the Holder assigned Leviston warrants to purchase 2,000,000 shares of the Company’s Common Stock on a cashless exercise basis (the “Cashless Exercise Warrants” and together with the Series B Preferred Stock and all accrued dividends thereon and the Series B Warrants, the “Securities”);

WHEREAS, on October 24, 2022, the Company entered into an Agreement and Plan of Merger (as such agreement may be amended from time to time, the “Merger Agreement”), pursuant to which a wholly-owned subsidiary of the Company will merge with and into Prairie Operating Co., LLC, a Delaware limited liability company (“Prairie”), with Prairie surviving and continuing to exist as a Delaware limited liability company and a wholly-owned subsidiary of the Company (the “Merger”);

WHEREAS, on May 1, 2023, Leviston and the Holder entered into a Purchase and Sale Agreement pursuant to which the Holder purchased the Securities from Leviston for an aggregate purchase price of $1,000,000;

WHEREAS, to finance the transactions contemplated by the Merger Agreement, the Company proposes to conduct a private offering of convertible preferred shares of the Company (the first closing thereunder with net proceeds to the Company of at least $14,000,000.00, including the funds invested by the Holder, and closed concurrent with or subsequent to the Merger shall be a “PIPE Offering”); and

WHEREAS, the Holder is being provided the opportunity to participate in the PIPE Offering;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Holder agree as follows:

1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, for all purposes of this Agreement, capitalized terms shall have the meanings set forth in SPAs.

2. Warrants. Any Warrants of the Company beneficially owned by the Holder and outstanding at the time of the Merger shall be deemed canceled and retired and cease to exist without payment of any consideration to the Holder upon closing of the Merger.

3. Merger. The Company will use it reasonable best efforts to close the Merger as soon as practical. The Holder shall execute such other documents necessary to effectuate this Agreement. The Holder will not directly or indirectly, initiate, solicit, encourage or facilitate any inquiries or the making of any proposal or offer with respect to any proposal to acquire control of the Company or its business or assets or engage in discussions with any third party that could reasonably be expected to lead to a proposal to acquire control of the Company or its business or assets, in each case other than the Merger.

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4. Series B Preferred. Contemporaneous with the closing of the PIPE Offering, the Holder will deliver (i) the Notice of Conversion attached hereto as Exhibit A (the “Preferred Stock Notice of Conversion”), pursuant to which, all of the Holder’s shares of the Series B Preferred will convert (the “Conversion”), without any further action on the part of the Holder, into shares of Common Stock at a conversion price per share at the lower of (i) $0.175, or (ii) the per share purchase price in the PIPE Offering (the “Conversion Price”), but otherwise pursuant to the terms of the Amended and Restated Certificate of Designation for the Series B Preferred dated July 16, 2021 (the “Series B Certificate of Designation”), without any further action on the part of the Holder, into shares of Common Stock at the Conversion Price, on the following terms and conditions:

(a)	If the Holder declines to invest in the PIPE Offering an amount equal to or greater than $801,598, notwithstanding anything to the contrary in the terms and conditions set forth in the Series B Certificate of Designation, upon such conversion, the Company shall deliver to the Holder 50% of the shares of Common Stock otherwise deliverable upon conversion of such Series B Preferred held by the Holder at the Conversion Price so that Series B Preferred held by the Holder will be deemed converted and no longer outstanding.
(b)	If the Holder invests in the PIPE Offering an amount equal to or greater than $801,598, Holder’s rights under the Series B Preferred shall remain unchanged by this Agreement except as set forth in the first paragraph of this Section 4.
(c)	Holder shall be given the opportunity to invest in PIPE Offering.
(d)	The Conversion shall be subject to the Beneficial Ownership Limitation set forth in the Series B Certificate of Designation. In the event the Conversion would result in the Holder acquiring shares of Common Stock in excess of the Beneficial Ownership Limitation, such portion of the Conversion exceeding the Beneficial Ownership Limitation shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation.
(e)	In the event that the PIPE Offering is not consummated on or before August 31, 2023, the provisions of this Agreement shall be voided ab initio and the rights and privileges of any outstanding Series B Preferred shall remain intact without modification.
(f)	This Agreement shall only be effective upon the execution of agreements by the holders of all preferred stock of the Company (the “Other Support Agreement Parties”) to convert such preferred stock and debt into shares of Common Stock on such terms and conditions which shall be no more favorable to the Other Support Agreement Parties than the terms and conditions set forth herein, including but not limited to Section 4 hereof, contemporaneous with the closing of the PIPE Offering (the “Other Support Agreements”). The Company shall enforce the Other Support Agreements as to each Other Support Agreement Party. The Company shall equally treat the Holder and all the Other Support Agreement Parties under the Other Support Agreements and this Agreement. No Other Support Agreement may be modified, amended or waived, without the consent of the Holder.

Upon the closing of the PIPE Offering, the Company shall issue the shares of Common Stock issuable upon conversion of the Series B Preferred Stock registered in the names of the share recipients set forth on Schedule B in such quantities as specified opposite each such share recipient’s name on Schedule B in book-entry form on the share register maintained by the transfer agent of the Company.

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5. Lock-up/Leak-Out Agreement. Subject to the PIPE Offering closing with gross proceeds to the Company of at least $14,000,000.00, the Holder shall enter into a lock-up/leak-out agreement with the Company in substantially the form attached hereto as Exhibit B-1 or Exhibit B-2, as applicable. The Company shall enter into agreements (the “Other Lockups”) in the forms attached hereto as Exhibit B-1, Exhibit B-2 or Exhibit B-3, as applicable, to be dated as of the date of the closing of the PIPE Offering, with (i) all holders of debt and preferred stock issued by the Company, except as set forth on Schedule 4(f), and (ii) the Company’s officers and directors (“Other Lockup Parties”). All Other Lockup Parties are identified on Schedule 5. The Company shall enforce the Other Lockups as to each Other Lockup Party. The Company shall equally treat the Holder and all the Other Lockup Parties under the Other Lockups and this Agreement. No Other Lockup may be modified, amended or waived, without the consent of the Holder. The Company may not release any Other Lockup Party from any obligation under the Other Lockups unless the Holder is given prior notice thereof and is likewise released from its obligations under the Lock-up Agreement executed pursuant to this Section 5.

6. Dilutive Issuances. If the Company, at any time prior to the Uplisting, shall sell, enter into an agreement to sell, or grant any option to purchase, or sell or grant any right to reprice, or otherwise sell or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock, at an effective price per share less than $0.175, subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock (the “Conversion Price”) (such lower price, the “Base Share Price,” and such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance at such effective price), then within three business days after the consummation (or, if earlier, the announcement) of each Dilutive Issuance, the Company shall issue to the Holder, without further consideration, an additional number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock that would have been issued to the Holder pursuant to Section 4 of this Agreement if the Conversion Price had equaled the applicable Base Share Price and (ii) the number of shares of Common Stock originally issued to the Holder pursuant to Section 4 of this Agreement.

7. Counterparts/Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior support or other agreements between the Holder and the Company with respect to the subject matter hereof.

9. Governing Law. This Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, shall be governed by the choice of law/forum selection in the SPAs.

10. Severability. In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CREEK ROAD MINERS, INC.

By:	/s/ John D. Maatta
Name:	John D. Maatta
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR HOLDER FOLLOWS]

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[HOLDER SIGNATURE PAGES TO CREEK ROAD MINERS, INC. SUPPORT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Support Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:	Bristol Investment Fund, Ltd.

Signature of Authorized Signatory of Holder:	/s/ Paul L. Kessler

Name of Authorized Signatory:	Paul L. Kessler

Title of Authorized Signatory:	Director

[SIGNATURE PAGES CONTINUE]

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Exhibit A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B Preferred Stock indicated below into shares of common stock, par value $0.0001 per share (the “Common Stock”), of Creek Road Miners, Inc. (f/k/a Wizard Brands, Inc.), a Delaware corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ______________________________________________
Number of shares of Preferred Stock owned prior to Conversion: 1,484.44_________________
Number of shares of Preferred Stock to be Converted: All.
Stated Value of shares of Preferred Stock to be Converted: $1,080 Accrued Dividends Included in Stated Value of shares of Preferred Stock to be Converted: $0__________
Number of shares of Common Stock to be Issued: 9,161,115____________________________
Applicable Conversion Price: $0.175

Number of shares of Preferred Stock subsequent to Conversion: None.
Address for Delivery: ______________________

or

DWAC Instructions:
Broker No: _______________
Account No: _____________

Bristol Investment Fund, Ltd.

By:
Name:	Paul L. Kessler
Title:	Director

Exhibit B

[To be inserted.]

Schedule 4(f)

[To be inserted.]

Schedule 5

Other Lock-up Parties

[To be inserted.]

Exhibit B-1

LOCK-UP AGREEMENT

[To be inserted.]

Exhibit B-2

LOCK-UP AGREEMENT

[To be inserted.]

Exhibit B-3

LOCK-UP AGREEMENT

[To be inserted.]